Troika Media Group Inc. Declares 1-for-25 Ratio for Previously Announced Reverse Stock Split New York, New York – May 31, 2023 - Troika Media Group, Inc. (Nasdaq: TRKA) (“TMG” or the “Company”), a consumer engagement and customer acquisition solutions group, today announced that it will effect a 1-for-25 reverse stock split of its outstanding common stock. This will be effective for trading purposes as of the commencement of trading on June 1, 2023. The reverse stock split was previously approved by the Board of Directors of TMG in accordance with Nevada law, under which no stockholder approval is required, and is intended to increase the per share trading price of TMG’s common stock to satisfy the $1.00 minimum bid price requirement for continued listing on The NASDAQ Capital Market (Rule 5550(a)(1)). TMG’s common stock will continue to trade on the NASDAQ Capital Market under the symbol “TRKA” and under a new CUSIP number, 89689F404. As a result of the reverse stock split, every 25 pre-split shares of common stock outstanding will become one share of common stock. The reverse stock split will also proportionately reduce the number of shares of authorized common stock from 800,000,000 to 32,000,000. The reverse split will also apply to common stock issuable upon the exercise of TMG’s outstanding warrants, convertible securities, RSUs and stock options. “The Company has addressed many legacy equity, compliance and regulatory matters over the past year. We believe that this reverse stock split should be viewed not just as a critical step to regain compliance with NASDAQ’s listing requirement, but also as a part of our strategic plan for the long term. Having delivered record revenues, profitability and sustainably higher margins since March 2022, we believe that continuing to optimize our capital structure and balance sheet will ultimately position the Company to take advantage of the operational and financial momentum that we have developed and in turn provide us the best possible opportunity to generate value for stockholders. We also need to take steps to broaden the audience of institutional investors and brokerage firms who have been unable to participate in a stock like Troika and we believe that this reverse stock split can play a part in this regard. It is Management’s intention to continue to focus on performance and the fundamentals of the business, such as reducing our debt services and legacy balance sheet items, so that we can invest in a growing business,” said Sid Toama, the Company’s Chief Executive Officer. TMG’s transfer agent, American Stock Transfer & Trust Company, LLC, which is also acting as the exchange agent for the reverse split, will provide instructions to stockholders regarding the process for exchanging share certificates. Any fractional shares of common stock resulting from the reverse stock split will be rounded up to the nearest whole post-split share and no stockholder will receive cash in lieu of fractional shares. About Troika Media Group TMG is a consumer engagement and customer acquisition consulting and solutions group based in New York. We provide professional services that architect and build enterprise value in consumer brands to generate scalable performance driven revenue growth. The Company delivers three solutions pillars: TMG CREATES brands and experiences and CONNECTS consumers through emerging technology

- 2 - products and ecosystems to deliver PERFORMANCE based measurable business outcomes. We deliver resilient brand equity, amplifying brands through emerging technology to deliver performance driven business growth. TMG’s expertise is in large consumer sectors including Insurance, Financial Services, Home Improvement, Residential Services, Legal, Professional Services, Media and Entertainment. For more information, visit www.thetmgrp.com. Forward-Looking Statements This press release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results, developments or events may differ materially from those in the forward-looking statements as a result of various factors, including financial community perceptions of the Company and its business, operations, financial condition and the industries in which it operates, risks and uncertainties regarding the outcome of the appeal of the Nasdaq delisting determination, the risk that the Company will not be able to continue to operate as a going concern, the risk that the Company will not complete a refinancing or other transaction as a result of its ongoing strategic review, the lingering impact of the COVID-19 pandemic and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein, except as required by applicable securities law. Investor Relations investorrelations@troikamedia.com